UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 1, 2021

GYRODYNE, LLC

(Exact name of Registrant as Specified in its Charter)

New York	001-37547	46-3838291
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD

SUITE 24

ST. JAMES, NEW YORK 11780

(Address of principal executive

offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,

including area code

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Limited Liability Company Interests	GYRO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02     Termination of a Material Definitive Agreement

Gyrodyne, LLC, a New York limited liability company (the “Company”), received a notice dated February 1, 2021 (the “Termination Notice”) from Sound Cortlandt, LLC, a Delaware limited liability company (“SC LLC”), that it is terminating that certain Purchase and Sale Agreement dated as of December 7, 2019 (as amended, the “Agreement”) among GSD Cortlandt, LLC, a New York limited liability company (“GSD”), Buttonwood Acquisition, LLC (“Buttonwood” and together with GSD, the “Cortlandt Subsidiaries”), each a subsidiary of the Company, and SC LLC, for the sale of approximately 4.5 acres of the Company’s real property located in Cortlandt Manor, New York and the improvements thereon (the “Property”) to SC LLC for a purchase price of $5,720,000.

As is customary, the Agreement provided that SC LLC would have the right to terminate the Agreement by written notice to GSD prior to the expiration of a defined inspection period (which had been extended via amendments to the Agreement) if SC LLC was not fully satisfied, in SC LLC’s sole discretion, as to the status of title, suitability of the Property and all factors concerning same, in which case SC LLC would have the right to receive a refund of its earnest money deposit. The Termination Notice referenced the foregoing termination right. The Termination Notice also called for the Escrow Agent (as defined in the Agreement) to return the earnest money deposit immediately to SC LLC in accordance with the provisions of the Agreement.

The description of the Agreement contained in this Report is only a summary of the Agreement’s material terms, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Agreement, which was filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on March 26, 2020.

As previously reported, the Company has made applications to the Town of Cortlandt (the “Town”) for a zoning amendment to rezone the entire Cortlandt property (owned by the Cortlandt Subsidiaries) into a Town Medical Oriented District (an “MOD”) and to seek approval for a unified site plan. At the suggestion of the Town, the Company’s original site plan at the time of executing the Agreement sought to subdivide its entire Cortlandt Manor property into three parcels for the development of (i) a medical office building with retail, (ii) a multi-family residential housing project and (iii) an open space, passive recreation parcel. The Property, which was the subject of the Agreement, is on the subdivision parcel in the original site plan for medical office building with ancillary retail space, but not on the multi-family residential housing parcel or the open space, passive recreation parcel.

In response to extensive negative public comments during the Town’s SEQR DEIS public hearing process concerning the residential and recreational components of the proposed subdivision, the Town recommended to the Company that, in order to avoid additional delays, it should amend its application to reflect only medical office/retail use for the entire parcel without any residential and recreational components. Accordingly, the Company amended its application to reflect a two-lot subdivision comprising a combined total of 184,000 square feet of medical office space and 4,000 square feet of retail space to be developed in two phases. The processing of the MOD application by the Town has been severely delayed by the ongoing pandemic. Nevertheless, the Company believes that the Town Board is expected to adopt an MOD designation and thereafter approve the inclusion of the Company’s entire Cortlandt Manor property in such MOD in the third quarter of 2021, and approve the two-lot subdivision (combined 184,000 square feet of medical office space and 4,000 square feet of retail space) in the fourth quarter of 2021.

The Company’s corporate strategy is to enhance the value of its Flowerfield and Cortlandt Manor properties by pursuing entitlement opportunities (and enhancing the value of its leases). The Company believes the land entitlement efforts will enhance estimated distributions per share through the improved values (a large amount of which has already been included in the reported value for real estate held for sale) from the sales of the Flowerfield and Cortlandt Manor properties net of the costs to achieve the improved values and other expenses.

The Company will continue to actively market its entire Cortlandt Manor property on the basis of two subdivided lots subject to and contingent upon approvals for the subdivision and related entitlements. The Company may also entertain offers from potential buyers who may be willing to pay prices for the properties on an “as is” basis that the Company finds more attractive from a timing or value perspective than values we believe may be reasonably achievable through completing the entitlement process ourselves.

Based on the current status of the entitlement process and the pandemic’s impact on such process, and on the expected timing of property sales, the Company believes it is prudent to extend the targeted completion of the liquidation of our properties from December 31, 2021 to December 31, 2022. The Company is currently reviewing its cost structure, marketing efforts and the effect of the termination of the Agreement on the Company’s net assets in liquidation.   The Company does not believe the extended timeline will impact the previously reported estimated enhanced range of net assets in liquidation (range assuming property lots are sold at values reflecting entitlements and targeted density consistent with subdivision applications) of $24.6 million to $30 million, or $16.59 to $20.23 per share, inasmuch as the possibility of such extension was a factor previously considered when estimating the range.

Forward-Looking Statement Safe Harbor

The statements made in this Report that are not historical facts constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, the risk that the proceeds from the sale of Gyrodyne's assets may be substantially below Gyrodyne's estimates, the risk that the proceeds from the sale of our assets may not be sufficient to satisfy Gyrodyne's obligations to its current and future creditors and other unforeseeable expenses related to the proposed liquidation, the tax treatment of condemnation proceeds, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, risks and uncertainties relating to developing Gyrodyne's undeveloped property in St. James, New York and other risks detailed from time to time in the Company's SEC reports.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE, LLC

By:	/s/ Gary Fitlin
Gary Fitlin
President and Chief Executive Officer

 Date:  February 5, 2021